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                                                                    EXHIBIT 12.1
                     AMC ENTERTAINMENT INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

EXHIBIT 12.1
RATIO OF EARNINGS TO FIXED CHARGES

                            MARQUEE
                            HOLDINGS
                              INC.
                            ACTUAL
                            QUARTER                  AMCE
                  AMCE        FROM        AMCE     (RESTATED)    AMCE                  AMCE        AMCE        AMCE
                PRO FORMA  INCEPTION     ACTUAL      ACTUAL   PRO FORMA     AMCE    (RESTATED)  (RESTATED)  (RESTATED)     AMCE
               ACTUAL YEAR  JULY 16,     QUARTER    QUARTER     ACTUAL     ACTUAL     ACTUAL      ACTUAL      ACTUAL      ACTUAL
                26 WEEKS      2004      26 WEEKS    26 WEEKS     YEAR       YEAR       YEAR        YEAR        YEAR        YEAR
                  ENDED     THROUGH       ENDED      ENDED     52 WEEKS   52 WEEKS   53 WEEKS    52 WEEKS    52 WEEKS    52 WEEKS
                SEPTEMBER  SEPTEMBER    SEPTEMBER   OCTOBER     ENDED      ENDED      ENDED       ENDED        ENDED       ENDED
                   30,        30,          30,         3,      APRIL 1,   APRIL 1,   APRIL 3,   MARCH 28,    MARCH 29,   MARCH 30,
                  2004       2004         2004        2003       2004       2004       2003        2002        2001        2000
                  ----       ----         ----        ----       ----       ----       ----        ----        ----        ----
                                                         (IN THOUSANDS, EXCEPT RATIOS)
EARNINGS

Earnings (loss)
before income
taxes from
continuing
operations       $ (13,070)  $(5,829)  $  23,480   $ 31,679   $ (83,044)  $  4,117   $(18,462)  $  (3,353)  $(135,087)  $ (81,247)

Add:Fixed
charges (below)    120,010     6,724      99,906     91,488     239,316    185,050    182,021     141,693     157,606     136,856

   Depreciation
   on
   capitalized
   interest            715       -           715        678       1,422      1,422      1,239       1,214       1,107         845

Less:Interest
capitalized
(below)              (439)       -          (439)    (1,887)     (2,658)    (2,658)    (4,095)     (2,677)     (4,186)     (7,899)

   Undistributed
   (income)
   loss-Joint
   Ventures            -         -           -          -           -          -          (44)         29       2,970       2,065
                 ---------   -------   ---------   --------   ---------   --------   --------   ---------   ---------   ---------
  Earnings for
  ratio            107,216       895     123,662    121,958     155,036    187,931    160,659     136,906      22,410      50,620
                 ---------   -------   ---------   --------   ---------   --------   --------   ---------   ---------   ---------
FIXED CHARGES:

  Interest on
  borrowings        61,910     6,724      38,897     31,929     127,047     66,963     65,585      48,015      64,347      54,088

  Interest on
  capital and
  financing
  lease
  obligations        5,005       -         5,005      5,510      10,754     10,754     12,215      12,745      12,653       8,615

  Interest
  capitalized          439       -           439      1,887       2,658      2,658      4,095       2,677       4,186       7,899

  Estimated
  interest
  portion of
  rental
  expense(1)        52,656       -        55,565     52,162      98,857    104,675    100,126      78,256      76,420      66,254
                 ---------   -------   ---------   --------   ---------   --------   --------   ---------   ---------   ---------
     Fixed
     Charges       120,010     6,724      99,906     91,488     239,316    185,050    182,021     141,693     157,606     136,856
                 ---------   -------   ---------   --------   ---------   --------   --------   ---------   ---------   ---------
FIXED CHARGES
IN EXCESS OF
EARNINGS         $  12,794   $ 5,829   $       -   $      -   $  84,280   $      -   $ 21,362   $   4,787   $ 135,196   $  86,236
                 =========   =======   =========   ========   =========   ========   ========   =========   =========   =========
RATIO OF
EARNINGS TO
FIXED CHARGES          -           -         1.2        1.3         -          1.0        -           -           -           -
                 =========   =======   =========   ========   =========   ========   ========   =========   =========   =========

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The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For purposes of computing this ratio, earnings consist of earnings (loss) from continuing operations before income taxes, plus fixed charges (excluding capitalized interest), amortization of capitalized interest, and undistributed equity in losses of joint ventures. Fixed charges consist of interest expense, interest capitalized and one-third of rent expense on operating leases, estimated by the Company to be representative of the interest factor attributable to such rent expense.

(1)  Used one-third of rent expense on operating leases.